U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K


                                    CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): October 15, 2003


                         FREESTAR TECHNOLOGY CORPORATION
         (Exact name of registrant as specified in its charter)


                                        Nevada
              (State or jurisdiction of incorporation or organization)


                                       0-28749
                              (Commission File Number)


                                      88-0446457
                       (I.R.S. Employer Identification Number)


     Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo,
                              Dominican Republic
                 (Address of principal executive offices)

                  Registrant's telephone number:  (809) 503-5911


            Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 24, 2003, the Registrant entered into a stock purchase agreement ("Agreement") with certain shareholders of TransAxis, Inc. ("Sellers") for the acquisition of a majority of the common stock of this publicly held company (see Exhibit 2.1). The terms of the acquisition provide for the Registrant to purchase a majority of the shares ("Shares") that consist of the following: (a) the 2,916,533 shares that will be outstanding upon the conversion of certain debt of TransAxis ("Conversion Right"); and (b) the 805,000 shares of company common stock issued and outstanding. In exchange the Registrant is to issue on a pro rata basis based on the Sellers' current percentage beneficial ownership of TransAxis common stock (including the beneficial ownership of the TransAxis common stock represented by the Conversion Right) the aggregate number of shares of Registrant common stock which is the greater of (i) 7,000,000 shares of common stock, and (ii) that number of shares of common stock equal to $1,260,000 divided by the average closing bid price per share of the common stock on the five days prior to the closing date.

     On October 8, 2003, the parties to the Agreement executed an amendment (see Exhibit 2.2). The following was amended under this document:

     (a) The Registration Rights Agreement (Exhibit B to the Agreement) was amended so that the Registrant is to use commercially reasonable efforts to cause a Form SB-2 registration statement covering re-sales of all of the shares of Registrant common stock to be issued to or on behalf of the Sellers at the closing to be filed with the Securities and Exchange Commission within 180 days after the closing. Thereafter, the Registrant is to use commercially reasonable efforts to have this registration statement declared effective as promptly as possible, and to keep this registration statement effective until the earlier of (i) one year following the effectiveness date or (ii) that date on which all of the common stock covered by the registration statement may be resold without further restriction pursuant to Rule 144 under the Securities Act of 1933.

     (b) The parties to the Agreement concur that the original amount of Registrant common stock to be issued in connection with the Agreement is 31,500,000, but that due to a certain liability of TransAxis, the total amount of common stock to be issued by the Registrant is reduced to 25,312,053. In addition, due to a missing stock certificate of that company, the Registrant will be required to deliver a further reduced total of 25,183,418 shares of common stock at the closing, with the remaining 128,585 shares only upon delivery to the Registrant the missing stock certificate.

     In compliance with the Agreement and the amendment, on October 15, 2003 the Registrant issued and delivered a total of 25,183,418 restricted shares of common stock for approximately 87% of the Shares of TransAxis, and this transaction was closed. This closing was announced in a press release on October 16, 2003 (see Exhibit 99).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Securities and Exchange Commission rules regarding financial disclosure. Therefore, financial statements will be furnished for TransAxis, Inc. as follows:

     (a) audited financial statements for the two most recent fiscal years (prior to the date of acquisition) ended December 31;

     (b) interim unaudited financial statements as of September 30, 2003; and

     (c)  pro forma financial information.

It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.


                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FreeStar Technology Corporation



Dated: October 23, 2003                By: /s/ Ciaran Egan
                                       Ciaran Egan, Secretary/Treasurer


                                    EXHIBIT INDEX

Number                              Description

2.1 Stock Purchase Agreement between the Registrant and the stockholders of TransAxis, Inc., dated September 24, 2003
        (see below).

2.2     Amendment to Stock Purchase Agreement between the
        Registrant and the stockholders of TransAxis, Inc., dated
        October 8, 2003 (see below).

99      Text of press release, dated October 16, 2003 (see below).